UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): May 31, 2023

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

This Current Report on Form 8-K is being filed in connection with the consummation on May 31, 2023 (the “Closing Date”), of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 26, 2023 (the “Merger Agreement”), by and among Ready Capital Corporation, a Maryland corporation (“Ready Capital”), RCC Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“Merger Sub”), and Broadmark Realty Capital Inc., a Maryland corporation (“Broadmark”). Pursuant to the Merger Agreement, on the Closing Date, Broadmark merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”). The combined company will continue to operate under the name “Ready Capital Corporation”, and its shares of common stock, par value $0.0001 per share (“Ready Capital Common Stock”), will continue to trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “RC”. The following events took place in connection with the consummation of the Merger.

Item 1.01. Entry into a Material Definitive Agreement

On May 31, 2023, Merger entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) with Broadmark, pursuant to which Broadmark assigned to Merger Sub the Note Purchase Agreement (the “Note Purchase Agreement”) with certain institutional investors relating to the private placement of $100.0 million aggregate principal amount of 5.00% Senior Notes due 2026 (the “Notes”). As of the Effective Time, Merger Sub assumed Broadmark’s obliatiosn under the Note Purchase Agreement.

The Notes are senior unsecured obligations, bear interest at a rate equal to 5.00% per year, payable semi-annually in arrears. The Notes may be prepaid prior to their maturity date, subject to the payment of applicable premiums as required by the Note Purchase Agreement.

The Note Purchase Agreement contains financial covenants that require compliance with leverage and coverage ratios and maintenance of minimum tangible net worth, as well as other affirmative and negative covenants that may limit, among other things, Merger Sub’s ability to incur liens and enter into mergers or transfer all or substantially all of its assets. The Note Purchase Agreement also includes customary represetnations and warrants and cusotmary events of default.

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 31, 2023, Ready Capital, Merger Sub, and Broadmark completed the Merger pursuant to the terms of the Merger Agreement. On the Closing Date, Broadmark merged with and into Merger Sub, with Merger Sub continuing as the surviving company. As contemplated by the Merger Agreement, the Articles of Merger were filed with the State Department of Assessments and Taxation of Maryland and the Certificate of Merger was filed with the Secretary of State of the State of Delaware, and the Merger was effective at 9:00 a.m. Eastern time (the “Effective Time”).

At the Effective Time, each outstanding share of common stock, par value $0.001 per share, of Broadmark (“Broadmark Common Stock”) (other than shares held by Ready Capital or Merger Sub or by any wholly-owned subsidiary of Ready Capital, Merger Sub or Broadmark, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Ready Capital 0.47233 newly issued shares of Ready Capital Common Stock. No fractional shares of Ready Capital Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of Broadmark Common Stock is otherwise entitled will be paid in cash.

Additionally, at the Effective Time, each award of performance restricted stock units (each a “Broadmark Performance RSU Award”) granted by Broadmark under its 2019 Stock Incentive Plan (the “Broadmark Equity Plan”) will automatically be cancelled in exchange for the right to receive a number of shares of Ready Capital Common Stock equal to the product of (i) the number of shares of Broadmark Common Stock subject to such Broadmark Performance RSU Award based on the achievement of the applicable performance metric measured as of immediately prior to the Effective Time and (ii) 0.47233 (the “the Exchange Ratio”).

Furthermore, as of the Effective Time, each award of restricted stock units that was not a Broadmark Performance RSU Award granted pursuant to the Broadmark Equity Plan (each a “Broadmark RSU Award”) was assumed by Ready Capital and converted into an award of restricted stock units with respect to a number of shares of Ready Capital Common Stock, equal to the product of (i) the total number of shares of Broadmark Common Stock subject to such Broadmark RSU Award as of immediately prior to the Effective Time and (ii) the Exchange Ratio (rounded to the nearest whole share), on the same terms and conditions as were applicable to such Broadmark RSU Award as of immediately prior to the Effective Time.

Furthermore, prior to the Effective Time, each outstanding warrant (whether designated as public warrants, private warrants or otherwise) represented the right to purchase shares of Broadmark Common Stock (each a “Broadmark Warrant”), in accordance with, and subject to, the terms and conditions of the agreement governing such Broadmark Warrant. Following the Effective Time, each Broadmark Warrant that was outstanding as of the Effective Time remained outstanding and entitled each holder thereof to receive, upon exercise of such Broadmark Warrant, a number of shares of Ready Capital Common Stock equal to the product of (i) the total number of shares of Broadmark Common Stock that such holder would have been entitled to receive had such holder exercised such Broadmark Warrant immediately prior to the Effective Time and (ii) the Exchange Ratio. The per share price under each Broadmark Warrant was adjusted by dviding the per share purchase price under such Broadmark Warrant as of immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest cent.

The issuances of shares of Ready Capital Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Ready Capital’s registration statement on Form S-4 (Registration No. 333-270849), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 20, 2023 (the “Ready Capital S-4 Registration Statement”). The joint proxy statement/prospectus included in the Ready Capital S-4 Registration Statement contains additional information regarding the Merger and incorporates by reference additional information regarding the Merger from Current Reports on Form 8-K filed by Ready Capital and Broadmark, respectively.

Per the terms of the transactions described in the Merger Agreement, 62,229,623 shares of Ready Capital Common Stock will be issued in connection with the Merger to former Broadmark common stockholders, and former Broadmark common stockholders will own approximately 36% of the common equity of Ready Capital as the combined company following the consummation of the Merger.

The foregoing description of the Merger and the other transactions contemplated by the Merger Agreement is only a summary, does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to Ready Capital’s Current Report on Form 8-K filed with the SEC on February 28, 2023, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

As of the Effective Time and in accordance with the Merger Agreement, the board of directors of Ready Capital (the “Board”) increased the size of the Board by three member and appointed Daniel J. Hirsch, Kevin M. Luebbers, and Pinkie D. Mayfield to the Board to fill the vacancy of the Board created by such increase, with Daniel J. Hirsch, Kevin M. Luebbers, and Pinkie D. Mayfield to serve until Ready Capital’s 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Each of Daniel J. Hirsch, Kevin M. Luebbers, and Pinkie D. Mayfield will be compensated in accordance with Ready Capital’s publicly disclosed director compensation policies. Payments of cash and equity for his or her 2023 Board service period will be prorated to reflect the duration of his or her service during such period.

Indemnification Agreement

Ready Capital has entered into a customary indemnification agreement with each of Mr. Hirsch, Mr. Luebbers and Ms. Mayfield. These agreements, among other things, requires Ready Capital to indemnify each of them to the maximum extent permitted by Maryland law, including indemnification of expenses such as attorney’s fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding, including any action or proceeding by or in right of Ready Capital, arising out of his or her service as a director. The form of indemnification agreement for directors was previously filed as Exhibit 10.7 to Ready Capital’s Form 10-K filed with the SEC on March 15, 2020 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, Ready Capital issued a press release announcing the completion of the Merger described above in Item 2.01 of this 8-K. A copy of the press release is furnished as Exhibit 99.1 to this 8-K and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information included under this Item 7.01 (including Exhibit 99.1 to this 8-K) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the unaudited financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(a)(4) of Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 26, 2023, by and among Ready Capital Corporation, RCC Merger Sub, LLC and Broadmark Realty Capital Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on February 28, 2023).

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K filed with the SEC on March 15, 2021).

99.1	Press Release of Ready Capital Corporation and Broadmark

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: May 31, 2023	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer